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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form F-1 of Molino Cañuelas S.A.C.I.F.I.A. of our report dated April 6, 2017, relating to the financial statements of Molino Cañuelas S.A.C.I.F.I.A., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" and "Presentation of Financial and Certain Other Information" in such Registration Statement.

Price Waterhouse & Co. S.R.L.

/s/ MARCELO PABLO DE NICOLA
Marcelo Pablo de Nicola Partner

Buenos Aires, Argentina
July 26, 2017

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  Exhibit 23.1